Exhibit 99.1
BRC Inc. Reports Second Quarter 2025 Financial Results
Financial Highlights

•Revenue increased 6.5% compared to Q2 2024, driven primarily by 14.1% growth in wholesale revenue.
•In Q2 2025, packaged coffee distribution increased 14.9 percentage points to 56.6% All Commodity Volume ("ACV"), and Ready-to-Drink ("RTD") coffee increased 6.1 points to 53.5% ACV compared to Q2 2024. Black Rifle Energy™ reached 22.5% ACV, up 1.7 points from the prior quarter.
•Net loss was $14.5 million in Q2 2025, a decrease of $13.1 million compared to net loss of $1.4 million in Q2 2024. Adjusted EBITDA was $2.4 million, down $5.1 million from $7.5 million in Q2 2024.
•Full-year revenue, gross margin and adjusted EBITDA guidance affirmed.
•Subsequent to quarter end, the Company raised $40.25 million in gross proceeds from an equity offering.
SALT LAKE CITY, Utah – August 4, 2025 – BRC Inc. (NYSE: BRCC, the "Company"), a Veteran-founded, mission-driven premium beverage company, today announced financial results for the second quarter of fiscal year 2025.

“We continue to execute against our strategic plan, with second-quarter results highlighting strong distribution gains and expanded shelf presence across key categories,” said BRCC Chief Executive Officer Chris Mondzelewski. “Growth in packaged coffee and Ready-to-Drink reflects the strength of our brand and commercial strategy, and we are encouraged by the early momentum of Black Rifle Energy as it begins to scale nationally. With continued expansion across retail and e-commerce and a strong marketing calendar into 2026, we remain confident in our ability to accelerate brand growth, deepen consumer engagement, and expand our market presence. This growth not only strengthens our long-term commercial outlook, but also enables us to advance our mission of supporting the military, veterans, and first responders while delivering lasting value to our shareholders.”

“This is an exciting time to join BRCC, and I am thrilled to help build on the strong foundation the team has established,” said Chief Financial Officer Matt Amigh. “As an Army Veteran, I was drawn to BRCC’s mission-driven culture and inspired by the passion behind the brand. With nearly 30 years of financial leadership in the consumer packaged goods industry, I see a clear opportunity to scale operations and accelerate growth across channels. While near-term profitability was affected by coffee inflation, we have begun to mitigate these pressures even as we continue investing in marketing, retail activation, and infrastructure to support long-term growth. With the recent capital raise, we are well positioned to fund strategic initiatives including the expansion of Black Rifle Energy through 2026. The transaction also reduced our net debt and is expected to lower annual interest expense by more than $2 million, further strengthening our financial flexibility.”

Second Quarter 2025 Financial Highlights (in millions, except % data)

	Second Quarter Comparisons
	2025	2024	$ Change	% Change
Net Revenue	$94.8	$89.0	$5.8	6.5%
Gross Profit	$32.2	$37.3	$(5.1)	(13.7)%
Gross Margin	33.9%	41.9%

Net Loss	$(14.5)	$(1.4)	$(13.1)
Adjusted EBITDA	$2.4	$7.5	$(5.1)	(68.3)%

Second Quarter 2025 Results
Net revenue for the second quarter of 2025 increased 6.5% to $94.8 million, compared to $89.0 million in the second quarter of 2024. Wholesale revenue increased 14.1% to $61.3 million, up from $53.8 million in the second quarter of 2024. Growth in the wholesale channel was primarily driven by distribution gains and increased sales volume at food and mass retailers and sales of Black Rifle Energy, partially offset by a $3.0 million net reduction in barter transaction revenue.
Direct-to-Consumer ("DTC") revenue decreased 7.8% to $27.6 million in the second quarter of 2025 from $30.0 million in the second quarter of 2024. The decline was primarily driven by a reduction in the accrual for loyalty rewards in the second quarter of 2024, following a change in the expiration policy implemented in the first quarter of 2024, as well as lower customer acquisition resulting from the Company's strategic reallocation of advertising spend to higher-return areas of the business. Revenue from Black Rifle Coffee shops ("Outposts") increased 11.3% to $5.9 million in the second quarter of 2025 from $5.3 million in the second quarter of 2024. The increase was driven by higher franchise fees and increased average order values at company-operated locations, supported by the promotion of add-on and bundled purchases through Outposts.

Gross profit decreased to $32.2 million in the second quarter of 2025, compared to $37.3 million in the second quarter of 2024, representing a 13.7% year-over-year decline. Gross margin decreased 790 basis points to 33.9% in the second quarter of 2025, down from 41.9% for the second quarter of 2024. The decline was driven by green coffee inflation, higher trade and price adjustments, and the impact of cycling a prior-year change to our loyalty rewards program, partially offset by productivity gains and favorable mix.
Marketing expenses increased 31.8% to $9.8 million in the second quarter of 2025, up from $7.4 million in the second quarter of 2024. As a percentage of revenue, marketing expenses increased 200 basis points to 10.3% in the second quarter of 2025, compared to 8.3% in the second quarter of 2024. The increase was driven by greater investment in advertising placement, shopper marketing, and content creation.

Salaries, wages and benefits expenses decreased 10.3% to $15.8 million in the second quarter of 2025 from $17.6 million in the second quarter of 2024. As a percentage of revenue, salaries, wages and benefits expenses decreased 310 basis points to 16.7% in the second quarter of 2025 as compared to 19.8% in the second quarter of 2024. The decrease was due to lower salaries and wages resulting from a reduction in employee headcount compared to the second quarter of 2024.
General and administrative ("G&A") expenses increased 30.7% to $14.3 million in the second quarter of 2025 from $10.9 million in the second quarter of 2024. As a percentage of revenue, G&A increased 280 basis points to 15.1% in the second quarter of 2025 as compared to 12.3% in the second quarter of 2024. The increase was driven by higher professional fees, primarily related to litigation, and by increased depreciation from capitalized software investments.
Net loss for the second quarter of 2025 was $14.5 million and Adjusted EBITDA was $2.4 million. This compares to net loss of $1.4 million and Adjusted EBITDA of $7.5 million for the second quarter of 2024.

Financial Outlook

The Company provides the following guidance based on current market conditions and expectations for revenue, gross margin, and adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure.

For full-year fiscal 2025, the Company reaffirms its annual guidance as follows (in millions, except % data):

	FY2024	FY2025 Guidance
	Actual	Low	High
Net Revenue(1)	$391.5	$395.0	$425.0
Growth	(1)%	1%	9%
Gross Margin	41.2%	35%	37%

Adj. EBITDA	$37.1	$20.0	$30.0
(1) A barter transaction favorably impacted Net Revenue in 2024 by $23.9 million, in addition to an increase to Net Revenue of $6.5 million as a result of the change in BRCC's Loyalty Program points policy in 2024.

The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

We have not reconciled forward-looking Adjusted EBITDA to its most directly comparable GAAP measure, net income (loss) in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. We cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliation, including market-related assumptions that are not within our control, or others that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net income (loss). See “Non-GAAP Financial Measures” for additional important information regarding Adjusted EBITDA.
Conference Call
A conference call to discuss the Company’s second quarter results is scheduled for August 5, 2025, at 8:30 a.m. ET. Those who wish to participate in the call may do so by dialing (877) 407-0609 or (201) 689-8541 for international callers. A webcast of the call will be available on the investor relation's page of the Company’s website at ir.blackriflecoffee.com. For those unable to attend the conference call, a replay will be available after the conclusion of the call through August 12, 2025. The U.S. toll-free replay dial-in number is (877) 660-6853, and the international replay dial-in number is (201) 612-7415. The replay passcode is 13754411.
About BRC Inc.
Black Rifle Coffee Company (BRCC) is a Veteran-founded premium coffee company and lifestyle brand serving beverages to people who love America. Founded in 2014 by Green Beret Evan Hafer, Black Rifle develops their explosive roast profiles with the same mission focus they learned while serving in the military. BRCC is committed to supporting Veterans, active-duty military, first responders and the American way of life.
To learn more, visit www.blackriflecoffee.com, subscribe to the BRCC newsletter, or follow along on social media.
Investor Contacts:

Matt McGinley: IR@BlackRifleCoffee.com
ICR for BRCC: BlackrifleIR@icrinc.com

Forward-Looking Statements

This press release contains forward-looking statements about the Company and its industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this press release, including statements regarding the Company’s intentions, beliefs or current expectations concerning, among other things, the Company’s financial condition, liquidity, prospects, growth, strategies, future market conditions, developments in the capital and credit markets and expected future financial performance, as well as any information concerning possible or assumed future results of operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking.

The events and circumstances reflected in the Company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Factors that may cause such forward-looking statements to differ from actual results include, but are not limited to: competition and our ability to grow, manage sustainable expansion, and retain key employees; failure to compete effectively with other producers, distributors and retailers of coffee and energy drinks; our limited operating history, which may hinder the successful execution of strategic initiatives and make it difficult to assess future risks and challenges; challenges in managing rapid growth, inventory needs, and relationships with key business partners; inability to raise additional capital necessary for business development; failure to achieve or sustain long-term profitability; inability to effectively manage debt obligations; failure to maximize the value of assets received through bartering transactions; negative publicity affecting our brand, reputation, or that of key employees; failure to uphold our position as a supportive member of the Veteran and military communities, or other factors negatively affecting brand perception; inability to establish and maintain strong brand recognition through intellectual property or other means; shifts in consumer spending, lack of interest in new products or changes in brand perception upon evolving consumer preferences and tastes; unsuccessful marketing campaigns that incur costs without attracting new customers or realizing higher revenue; failure to attract new customers or retain existing customers; risks associated with reliance on social media platforms, including dependence on third-party platforms for marketing and engagement; declining performance of the direct to consumer revenue channel; inability to effectively manage or scale distribution through Wholesale business partners, particularly key Wholesale partners; failure to manage supply chain operations effectively, including inaccurate forecasting of raw material and co-manufacturing requirements; loss of one or more co-manufacturers or production delays, quality issues, or labor-related disruptions affecting manufacturing output; supply chain disruptions or failures by third-party suppliers to deliver coffee, store supplies, RTD beverage ingredients, or merchandise, including disruptions caused by external factors; ongoing risks related to supply chain volatility and reliability, including tariffs, political and climate risks; fluctuations in the market for high-quality coffee beans and other key commodities; unpredictable changes in the cost and availability of real estate, labor, raw materials, equipment, transportation, or shipping; failure to successfully open new Black Rifle Coffee shops, including permitting delays, development challenges, or underperformance of existing locations; risks related to long-term, non-cancelable lease obligations and other real estate-related concerns; inability of franchise partners to successfully operate and manage their franchise locations; failure to maintain high-quality customer experiences for retail partners and end users, including production defects or issues caused by co-manufacturers that negatively impact product quality and brand reputation; failure to comply with food safety regulations or maintain product quality standards; difficulties in successfully expanding into new domestic and international markets; failure to comply with federal, state, and local laws and regulations, or inability to prevail in civil litigation matters; risks related to potential unionization of employees; failure to protect against cybersecurity threats, software vulnerabilities, or hardware security risks; and other risks and uncertainties indicated in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (the “SEC”) on March 3, 2025 including those set forth under “Item 1A. Risk Factors” included therein, as well as in our other filings with the SEC. Such forward-looking statements are based on information available as of the date of this press release and the Company’s current beliefs and expectations concerning future developments and their effects on the Company, and speak only as of the date hereof. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not place undue reliance on these forward-looking statements as predictions of future events. Although the Company believes that it has a reasonable basis for each forward-looking statement contained in this press release, the Company cannot guarantee that the future results, growth, performance or events or circumstances reflected in these forward-looking statements will be achieved or occur at all. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

BRC Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue, net	$94,837	$89,017	$184,812	$187,409
Cost of goods sold	62,664	51,758	120,165	107,966
Gross profit	32,173	37,259	64,647	79,443
Operating expenses
Marketing and advertising	9,770	7,411	21,092	15,020
Salaries, wages and benefits	15,791	17,610	29,354	32,871
General and administrative	14,311	10,949	26,099	26,294
Other operating expense, net	4,925	311	6,158	324
Total operating expenses	44,797	36,281	82,703	74,509
Operating income (loss)	(12,624)	978	(18,056)	4,934
Non-operating expenses
Interest expense, net	(1,844)	(2,301)	(4,213)	(4,352)
Total non-operating expenses	(1,844)	(2,301)	(4,213)	(4,352)
Income (loss) before income taxes	(14,468)	(1,323)	(22,269)	582
Income tax expense	44	51	88	100
Net income (loss)	$(14,512)	$(1,374)	$(22,357)	$482
Less: Net income (loss) attributable to non-controlling interest	(9,183)	(892)	(14,141)	415
Net income (loss) attributable to BRC Inc.	$(5,329)	$(482)	$(8,216)	$67

Net income (loss) per share attributable to Class A Common Stock
Basic and diluted	$(0.07)	$(0.01)	$(0.10)	$—
Weighted-average shares of Class A Common Stock outstanding
Basic	79,146,003	68,209,081	78,780,708	67,260,724
Diluted	79,146,003	68,209,081	78,780,708	68,333,260

BRC Inc.

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and par value amounts)

	June 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$4,304	$6,810
Accounts receivable, net	29,554	33,604
Inventories, net	48,582	42,647
Prepaid expenses and other current assets	19,508	12,410
Assets held for sale	4,294	—
Total current assets	106,242	95,471
Property, plant and equipment, net	49,351	59,204
Operating lease, right-of-use asset	25,572	26,703
Non-current prepaid marketing expenses	43,621	45,506
Identifiable intangibles, net	329	359
Other	138	139
Total assets	225,253	227,382
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$34,919	$38,817
Accrued liabilities	38,348	27,900
Deferred revenue and gift card liability	3,770	3,918
Current maturities of long-term debt	2,547	2,047
Current operating lease liability	2,515	2,523
Current maturities of finance lease obligations	7	13
Total current liabilities	82,106	75,218
Non-current liabilities:
Long-term debt, net	70,118	63,027
Finance lease obligations, net of current maturities	17	—
Operating lease liability	27,810	29,087
Other non-current liabilities	9,552	10,554
Total non-current liabilities	107,497	102,668
Total liabilities	189,603	177,886
Stockholders' equity:
Preferred Stock, $0.0001 par value, 1,000,000 shares authorized; no shares issued or outstanding as of both June 30, 2025 and December 31, 2024	—	—
Class A Common Stock, $0.0001 par value, 2,500,000,000 shares authorized; 81,355,356 and 78,286,909 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	8	8
Class B Common Stock, $0.0001 par value, 300,000,000 shares authorized; 134,426,861 and 134,536,464 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	13	13
Class C Common Stock, $0.0001 par value, 1,500,000 shares authorized; no shares issued or outstanding as of both June 30, 2025 and December 31, 2024	—	—
Additional paid in capital	141,727	136,583
Accumulated deficit	(131,647)	(123,430)
Total BRC Inc.'s stockholders' equity	10,101	13,174
Non-controlling interests	25,549	36,322
Total stockholders' equity	35,650	49,496
Total liabilities and stockholders' equity	$225,253	$227,382

BRC Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2025	2024
Operating activities
Net income (loss)	$(22,357)	$482
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	6,536	4,797
Equity-based compensation	5,331	5,257
Amortization of debt issuance costs	536	605
Loss on disposal of assets	839	881
Paid-in-kind interest	1,155	1,559
Other	423	151
Changes in operating assets and liabilities:
Accounts receivable, net	3,967	2,036
Inventories, net	(6,341)	(232)
Prepaid expenses and other assets	(1,595)	(4,778)
Accounts payable	(3,590)	2,010
Accrued liabilities	10,067	(1,203)
Deferred revenue and gift card liability	(148)	(5,438)
Operating lease liability	(1,285)	411
Other liabilities	(1,002)	674
Net cash provided by (used in) operating activities	(7,464)	7,212
Investing activities
Purchases of property, plant and equipment	(2,147)	(4,869)
Proceeds from sale of property and equipment	—	892
Net cash used in investing activities	(2,147)	(3,977)
Financing activities
Proceeds from issuance of long-term debt, net of discount	197,457	111,601
Debt issuance costs paid	(225)	(164)
Repayment of long-term debt	(190,932)	(118,472)
Financing lease obligations	11	(27)
Repayment of promissory note	(400)	(400)
Issuance of stock from the Employee Stock Purchase Plan	194	258
Proceeds received for settlement agreement	1,000	—
Proceeds from exercise of stock options	—	13
Net cash provided by (used in) financing activities	7,105	(7,191)
Net decrease in cash, cash equivalents and restricted cash	(2,506)	(3,956)
Cash and cash equivalents, beginning of period	6,810	12,448
Restricted cash, beginning of period	—	1,465
Cash and cash equivalents, end of period	$4,304	$9,642
Restricted cash, end of period	$—	$315

BRC Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(in thousands)

	Six Months Ended June 30,
	2025	2024
Non-cash operating activities
Derecognition of right-of-use operating lease assets	$—	$(3,448)
Recognition of revenue for inventory exchanged for prepaid advertising	$406	$11,904
Recognition of receivable from inventory purchase commitment	$—	$3,000
Increase in insurance receivables as a result of legal settlement	$2,500	$—

Non-cash investing and financing activities
Property and equipment purchased but not yet paid	$(4)	$445

Supplemental cash flow information
Cash paid for income taxes	$334	$345
Cash paid for interest	$1,822	$3,567

KEY OPERATING AND FINANCIAL METRICS

Revenue by Sales Channel
(in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Wholesale	$61,316	$53,761	$118,107	$114,189
DTC	27,640	29,970	55,361	62,584
Outpost	5,881	5,286	11,344	10,636
Total net sales	$94,837	$89,017	$184,812	$187,409

Key Operational Metrics
	June 30,
	2025	2024
FDM ACV %(1)	56.6%	41.7%
RTD ACV %(2)	53.5%	47.4%
DTC Subscribers	175,500	201,200
Outposts
Company-owned stores	17	18
Franchise stores	20	18
Total Outposts	37	36
(1)FDM ACV% calculated as the sum of ”Coffee” + “Espresso” categories within Nielsen. Nielsen Total US xAOC, 4-weeks ending 6/28/25.
(2)RTD ACV% calculated for the “RTD Coffee” category (Plus Monster-Java) for single-serve RTD coffee within Nielsen. Nielsen Total US xAOC + Conv, 4-weeks ending 6/28/25.

Non-GAAP Financial Measures

To evaluate the performance of our business, we rely on both our results of operations recorded in accordance with generally accepted accounting principles in the United States ("GAAP") and certain non-GAAP financial measures, including EBITDA, and Adjusted EBITDA. These measures, as defined below, are not defined or calculated under principles, standards or rules that comprise GAAP. Accordingly, the non-GAAP financial measures we use and refer to should not be viewed as a substitute for performance measures derived in accordance with GAAP. Our definitions of EBITDA and Adjusted EBITDA described below are specific to our business and you should not assume that they are comparable to similarly titled financial measures of other companies.

We define EBITDA as net income (loss) before interest, tax expense, depreciation and amortization expense. We define Adjusted EBITDA, as adjusted for equity-based compensation, system implementation costs, write-off of site development costs, non-routine legal expenses, and restructuring fees and related costs. Investors should note that, beginning with results for the quarter ended March 31, 2025, we have modified the presentation of Adjusted EBITDA to no longer exclude RTD transformation costs and executive recruiting. To conform to the current period's presentation, we have excluded RTD transformation costs and executive recruiting when presenting Adjusted EBITDA for the three and six months ended June 30, 2024. This change decreased Adjusted EBITDA by $0.9 million and $2.5 million for the three and six months ended June 30, 2024, respectively.

When used in conjunction with GAAP financial measures, we believe that EBITDA and Adjusted EBITDA are useful supplemental measures of operating performance and liquidity because these measures facilitate comparisons of historical performance by excluding non-cash items such as equity-based compensation and other amounts not directly attributable to our primary operations, such as system implementation costs, write-off of site development costs, non-routing legal expense, and restructuring fees and related costs. Adjusted EBITDA is also a key metric used internally by our management to evaluate performance and develop internal budgets and forecasts. EBITDA and Adjusted EBITDA have limitations as an analytical tool and should not be considered in isolation or as a substitute for analyzing our results as reported under GAAP and may not provide a complete understanding of our operating results as a whole. Some of these limitations are (i) they do not reflect changes in, or cash requirements for, our working capital needs, (ii) they do not reflect our interest expense or the cash requirements necessary to service interest or principal payments on our debt, (iii) they do not reflect our tax expense or the cash requirements to pay our taxes, (iv) they do not reflect historical capital expenditures or future requirements for capital expenditures or contractual commitments, (v) although equity-based compensation expenses are non-cash charges, we rely on equity compensation to compensate and incentivize employees, directors and certain consultants, and we may continue to do so in the future and (vi) although depreciation, amortization and impairments are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and these non-GAAP measures do not reflect any cash requirements for such replacements.

A reconciliation of net income (loss), the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA is set forth below:

Reconciliation of Net Income (Loss) to Adjusted EBITDA
(in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income (loss)	$(14,512)	(1,374)	$(22,357)	482
Interest expense	1,844	2,301	4,213	4,352
Tax expense	44	51	88	100
Depreciation and amortization	3,960	2,384	6,536	4,797
EBITDA	$(8,664)	$3,362	$(11,520)	$9,731
Equity-based compensation(1)	2,741	3,305	5,331	5,257
System implementation costs(2)	—	140	—	520
Write-off of site development costs(3)	(14)	1,041	811	2,222
Non-routine legal expense(4)	6,172	(327)	6,510	2,044
Restructuring fees and related costs(5)	2,149	—	2,149	266
Adjusted EBITDA	$2,384	$7,521	$3,281	$20,040

(1)Represents the non-cash expense related to our equity-based compensation arrangements for employees, directors, and consultants.
(2)Represents non-capitalizable costs (e.g. pre-implementation discovery, training, and post-implementation monitoring) associated with the implementation of our enterprise resource planning ("ERP") system and e-commerce platform. For the three months ended June 30, 2024, $0.1 million of costs were related to our ERP system re-implementation. For the six months ended June 30, 2024, $0.3 million of costs were related to our ERP system re-implementation and $0.2 million were related to our e-commerce platform implementation.
(3)Represents the write-off of development costs for discontinued retail locations.
(4)Represents legal costs and fees incurred as well as the proposed settlement of non-routine litigation related to the exercise of warrants issued in connection with our business combination, net of insurance recoveries. The actual amount of any settlement, or damages from such litigation if a settlement is not reached, may be materially different. For more information about our pending litigation matters see our Annual Report on Form 10-K and the other filings we make with the SEC.
(5)Represents severance costs for both the three and six months ended June 30, 2025 and 2024.